UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 26, 2009

NATUREWELL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26108 (Commission File Number)	94-2901715 (IRS Employer Identification No.)

110 West C Street, San Diego, California 92101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code  (619) 237-1350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding NatureWell, Incorporated's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause NatureWell, Incorporated's actual results to differ from management's current expectations are contained in its filings with the Securities and Exchange Commission. NatureWell, Incorporated undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01  Entry into a Material Definitive Agreement.

On January 26, 2009, Naturewell, Incorporated (the "Company") entered into a Settlement Agreement and Mutual General Release (the "Agreement") with its largest senior secured creditor, Dutchess Private Equities Fund, Ltd. ("Dutchess"). The Agreement was made effective as of January 1, 2009. Pursuant to the terms of the Agreement, Dutchess agreed to exchange 17 senior secured notes issued to it by the Company, for which there was an aggregate remaining balance due, including all accrued and unpaid interest and/or penalties, if any, in the amount of approximately $5,298,139 as of January 1, 2009, for the following: (i) a senior secured note, face value $300,000, which matures on January 1, 2012, pays interest of six percent per annum, requires minimum monthly payments of $6,000 beginning on March 1, 2009, is secured by a lien on all of the Company's assets, and is equal in rank with all other senior secured debt of the Company; (ii) a senior secured note, face value $1,883,000, which accrues interest at the rate of eight percent per annum until maturity on January 1, 2011 (at which time all principal and interest accrued thereon are due in full), is secured by a lien on all of the Company's assets and is equal in rank with all other senior secured debt of the Company; and (iii) 3,115 restricted shares of the Company's Series E Convertible Preferred Stock.

The Agreement also contains a full mutual general release between the parties and each of their respective affiliated parties. The Agreement is attached as Exhibit 10.1.

Item 1.02  Termination of a Material Definitive Agreement.

As described in Item 1.01 above, in connection with the Agreement, the Company and Dutchess terminated 17 senior secured notes previously issued to Dutchess by the Company.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the terms of the Agreement described in Item 1.01 above, the Company issued 3,115 restricted shares of its Series E Convertible Preferred Stock to Dutchess. Based on Dutchess' sophistication and pre-existing involvement with the Company, as well as the nature of the transaction, that issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder.

Item 3.03  Material Modification to Rights of Security Holders.

Effective January 27, 2009, the Board of Directors of the Company authorized the creation of a new Series F convertible preferred stock (the "Series F Preferred Stock"). At this time, the Company has not issued any shares of the Series F Preferred Stock. In the event that any Series F Preferred Stock is issued and subsequently converted, there would be substantial dilution of the holders of the Company's common stock. A copy of the certificate of designation, describing the rights, privileges and preferences for the Series F Preferred Stock is attached as Exhibit 10.2.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 3.03 above, pursuant to Article Fourth of the Company's Certificate of Incorporation, the Company's Board of Directors has authorized the creation of up to 5,000,000 shares of Series F Preferred Stock, each share having the rights, privileges and preferences outlined below:

  Par value $.01 per share.
  Liquidation preference of $5.00 per share.
  Senior to the common stock.
  Voting rights equal to 1 vote for each share of Common Stock that the Series F Preferred Stock is entitled to convert into at the time of such vote.
  Each share is convertible into 50,000 shares of common stock, subject to a proportionate adjustment (either up or down) upon the common stock undergoing a reverse split, stock split, reclassification, recapitalization, reduction of capital stock, subdivision or otherwise.
  The Company has the right to require the conversion of the Series F Preferred Stock into common stock at any time prior to January 1, 2011 at the conversion rate that is in effect at that time.
  No annual dividend is required to be paid on the Series F Preferred Stock.

Item 9.01  Financial Statements and Exhibits.

The following Exhibits are attached hereto.

Exhibit Number	Description
10.1	Settlement Agreement and Mutual General Release between the Company and Dutchess.
10.2	Certificate of Designation for the Series F Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: January 29, 2009	/s/ James R. Arabia James R. Arabia, Chairman and Chief Executive Officer